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                                                                      Exhibit 99


                                                                      [ESG LOGO]


FOR IMMEDIATE RELEASE

                                        Contact:  ESG Re Limited
                                                  Margaret L. Webster
                                                  Chief Administrative Officer
                                                  353 1 675 0201 (Dublin)
                                                  e-mail:peggy.webster@esre.ie


HAMILTON, BERMUDA, SEPTEMBER 5, 2000 - ESG Re Limited (NASDAQ: ESREF) announced the divestiture of VBB (Bermuda) Ltd., ESG's health care division. HMI Partners LLC, an affiliate of John C Head III, Chairman and CEO of ESG, and other individual investors have invested a total of $4 million dollars in the venture. Comparable terms will be offered to non-related parties for a period of 30 days from closing. ESG will retain non-voting convertible preference share interest in the new company. There will be no further liability for ESG to contribute to the capital of VBB after June 30, 2000.

Gerald Moller, formerly CEO of ESG's health care division, has been named Chairman and CEO of VBB (Bermuda) Ltd. and has resigned from the Board of Directors of ESG Re Limited in order to focus his time and attention to VBB.

ESG RE LIMITED PROVIDES MEDICAL, PERSONAL ACCIDENT, CREDIT LIFE AND DISABILITY AND SPECIAL RISKS REINSURANCE TO INSURERS AND SELECTED REINSURERS ON A WORLD-WIDE BASIS. THE COMPANY DISTINGUISHES ITSELF BY OFFERING "INTELLIGENT REINSURANCE" PRODUCTS AND SERVICES THAT HELP ITS CEDING CLIENTS TO BETTER MANAGE THEIR RISKS. THESE INCLUDE SOFTWARE SOLUTIONS TO PARTICULAR UNDERWRITING PROBLEMS, ACTUARIAL SUPPORT, PRODUCT DESIGN, AND, IN THE FIELD OF MEDICAL EXPENSE REINSURANCE, LOSS PREVENTION AND DISEASE MANAGEMENT.

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Uncertainties related to forward looking statements: Certain statements in this
Press Release constitute "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially


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different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: The Company's lack of history as a reinsurer and its increased scope of business: the company's dependence on key clients; the volatility and unpredictability of the risks the company insures; the cyclical nature of the reinsurance market; competition and the company's evaluation by insurance rating agencies; changes in tax laws and regulations; foreign currency fluctuation; and the adequacy of loss reserves. A further discussion of factors that could affect the Company's results is included in reports filed by the Company with the Securities and Exchange Commission and in the Company's Prospectus dated December 12, 1997.